Exhibit 4.1

NUMBER	SHARES
NITR
NITROSECURITY, INC.
INCORPORATED UNDER THE LAWS OF DELAWARE
COMMON STOCK
SEE REVERSE FOR
CERTAIN RESTRICTIONS
CUSIP 65480X 109
This Certifies that
is the owner of
FULLY PAID AND NON-ASSESSABLE SHARES, PAR VALUE $0.01
PER SHARE, OF THE COMMON STOCK OF
NITROSECURITY, INC.
transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated:

NitroSecurity, Inc.
STATE OF DELAWARE
CORPORATE
SEAL

President	2005	Secretary

NitroSecurity, Inc.
The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issuance of shares (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian
(Cust) (Minor)
TEN ENT -	as tenants by the		under Uniform Gifts to Minors
	entireties		Act
JT TEN -	as joint tenants with right		(State)
of survivorship and not
as tenants in common
		UNIF TRANS MIN ACT -	Custodian until age
(Cust) (Minor)
under Uniform Transfer to
Minors Act
(State)
Additional abbreviations may also be used though not in the above list.
For value received,                      hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                     shares of the capital stock represented by the within certificate, and do(es) hereby irrevocably constitute and appoint                      Attorney to transfer the said stock on the books of the within named Corporation will full power of substitution in the premises.

Dated

Notice: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatsoever.
Signature(s) Guaranteed:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS OR CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.